EXHIBIT 10.79

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

SECOND AMENDMENT TO LETTER AGREEMENT

November 15, 2006

William P. McCornas

75-398 Morningstar Drive

Indian Wells, CA 92210

Dear Mr. McComas:

This letter will serve as an amendment to the letter agreement dated September 13. 2006 between you and Full House Resorts, Inc. concerning your 350,000 shares of series 1992 Preferred Stock.

When signed or accepted by you, paragraph 5 titled Termination of the September 13, 2006 agreement shall be amended to replace October 31, 2006 with December 31, 2006 with the effect that the agreement to convert your preferred shares into common upon the Company’s payment of accrued and unpaid dividends on the preferred shall terminate and expire as of 5:00 PM Las Vegas time on December 31, 2006.

If’ this is your understanding, please countersign this letter and return to me at the office address above, or be fax to 702-221-8101 or by noting your acceptance in a reply email to me.

We appreciate your understanding and consideration in this matter.

Very truly yours, FULL HOUSE RESORTS, INC.

By:	/S/ BARTH F. AARON
Name: Barth F. Aaron
Title: Secretary

Accepted and Agreed as of the __ day of November, 2006

/S/ WILLIAM P. MCCOMAS
William P. Comas